Exhibit 99.2

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Financial Statements

AT&T Mobility Puerto Rico Inc., AT&T Mobility Virgin Islands Inc. & Beach Holding Corporation

(A Component of AT&T Inc.)

For the Three and Nine Months Ended September 30, 2020 and 2019

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Financial Statements

For the Three and Nine Months Ended September 30, 2020 and 2019

Contents

Combined Financial Statements

Combined Balance Sheets	1
Combined Statements of Operations	2
Combined Statements of Equity	3
Combined Statements of Cash Flows	4
Notes to the Combined Financial Statements	5

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Balance Sheets

(In Thousands)

	September 30 2020	December 31 2019
	(Unaudited)
Assets
Current assets:
Cash	$230	$236
Accounts receivable, net of allowance for doubtful accounts of $1,969 and $2,203	49,638	61,290
Due from AT&T Inc.	676,132	561,523
Inventories	17,018	20,441
Prepaid expenses and other current assets	155,869	155,795

Total current assets	898,887	799,285

Property, plant and equipment, net	667,098	695,456

FCC licenses	894,422	894,413
Goodwill	402,384	402,384
Operating lease right-of-use assets	213,092	204,544
Other assets	71,925	63,043

Total assets	3,147,808	3,059,125

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$8,274	$9,252
Advanced billings and customer deposits	23,890	24,735
Current portion of lease obligations	28,531	27,925

Total current liabilities	60,695	61,912

Deferred income tax liabilities, net	345,818	344,927
Long-term lease obligations	213,162	206,949
Other long-term liabilities	19,812	22,375

Total liabilities	639,487	636,163
Commitments and contingencies (Note 11)

Equity
Net parent investment	2,508,321	2,422,962

Total equity	2,508,321	2,422,962

Total liabilities and equity	$3,147,808	$3,059,125

See accompanying notes.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Statements of Operations

(In Thousands)

	Three months ended September 30		Nine months ended September 30
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Operating revenues
Service	$168,902	$175,502	$505,433	$527,100
Equipment	56,977	43,269	136,489	124,588

Total operating revenues	225,879	218,771	641,922	651,688

Operating expenses
Cost of services	65,804	65,019	181,288	191,189
Cost of equipment sales	59,705	47,278	143,561	138,594
Selling, general and administrative	54,006	59,506	170,112	179,516
Depreciation	31,521	31,130	95,113	92,444

Total operating expenses	211,036	202,933	590,074	601,743

Operating income	14,843	15,838	51,848	49,945

Interest income (expense), net	530	2,719	4,538	(24,577)

Income before provision for income taxes	15,373	18,557	56,386	25,368

Income tax expense	3,788	3,913	12,871	5,486

Net income	$11,585	$14,644	$43,515	$19,882

See accompanying notes.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Statements of Equity

(In Thousands)

	Three months ended September 30		Nine months ended September 30
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net parent investment
Balance at beginning of period	$2,480,084	$1,109,894	$2,422,962	$1,063,399
Net income	11,585	14,644	43,515	19,882
Net parent transfers	16,652	1,224,891	41,844	1,266,148

Balance at end of period	$2,508,321	$2,349,429	$2,508,321	$2,349,429

See accompanying notes.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Statements of Cash Flows

(In Thousands)

	Nine months ended September 30
	2020	2019
	(Unaudited)
Operating activities
Net income	$43,515	$19,882
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	95,113	92,444
Provision for doubtful accounts	11,301	12,329
Deferred income tax expense	1,298	23,990
Loss on disposal of property, plant and equipment	11	119
Changes in operating assets and liabilities:
Accounts receivable	7,724	1,841
Inventories	3,423	3,339
Prepaid expenses and other current assets	(7,447)	(1,091)
Lease right-of-use assets	(1,248)	(226)
Other assets	(9,298)	918
Accounts payable and accrued liabilities	(978)	(3,071)
Advanced billing and customer deposits	(845)	(515)
Other long-term liabilities	(2,563)	570

Net cash provided by operating activities	140,006	150,529

Investing activities
Construction and capital expenditures	(66,766)	(109,180)
Interest during construction – FCC licenses	—	(614)
Net advances to AT&T Inc.	(72,765)	(40,298)

Net cash used in investing activities	(139,531)	(150,092)

Financing activities
Payments on finance lease obligations	(481)	(432)

Net cash used in financing activities	(481)	(432)

Net (decrease) increase in cash	(6)	5
Cash at beginning of period	236	241

Cash at end of period	$230	$246

See accompanying notes.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

1. Organization

Description of the Business

The Combined Financial Statements include the accounts of all operations that comprise the wireless and wireline businesses of AT&T Mobility Puerto Rico Inc., AT&T Mobility Virgin Islands Inc. and Beach Holding Corporation (collectively referred to as the Company) that serve customers with a billing address based in Puerto Rico and the U.S. Virgin Islands.

AT&T Mobility Puerto Rico Inc. (AMPR) and AT&T Mobility Virgin Islands Inc. (AMVI) were incorporated on June 25, 1990, and April 4, 1994, respectively, under the laws of Delaware. AMPR and AMVI are indirect wholly owned subsidiaries of Beach Holding Corporation (Beach), which, in turn, is a wholly owned subsidiary of AT&T Inc. (AT&T or the Parent) and is included within AT&T’s Mobility business unit (AT&T Mobility) in the Communications segment.

In November 2009, AT&T acquired Centennial Communications Corp. (Centennial), a regional provider of wireless and wired communication services. Centennial Puerto Rico Operations Corp. (CPROC) and Centennial License Corp. (License Corp), both wholly owned subsidiaries of Centennial, provided wireless and wired services in Puerto Rico. At December 31, 2010, CPROC and License Corp were merged with and into AMPR and AMPR was the surviving entity.

The Company owns and operates the licenses granted by the Federal Communications Commission (FCC) for the cellular/personal communication services (PCS) networks in Puerto Rico and the U.S. Virgin Islands. The Company also participates in the alternative access business in Puerto Rico and the U.S. Virgin Islands pursuant to FCC requirements for interstate telecommunications service and pursuant to authorization issued by the Public Service Commission of the Commonwealth of Puerto Rico. Furthermore, AMPR manages AMVI.

In late 2019, AT&T Inc. announced the sale of the Company, which closed on October 31, 2020. Refer to Note 2 below for further details.

The Combined Financial Statements include revenue associated with certain enterprise contracts that would not be included in the sale due to contractual provisions. During the three and nine months ended September 30, 2020 these customers generated $1,948 and $6,236 of revenue, respectively. During the three and nine months ended September 30, 2019 these customers generated $2,739 and $7,943 of revenue, respectively.

The Company has material transactions with affiliates and other related parties and is dependent upon AT&T Mobility for financial support. AT&T Mobility has committed to provide necessary support to the Company through completion of the sale of the Company.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Basis of Presentation

The Combined Financial Statements have been prepared on a “carve-out” basis from AT&T’s consolidated financial statements and accounting records using the results of operations, financial position and cash flows of the Company. The Combined Financial Statements have been prepared and combined in accordance with United States Generally Accepted Accounting Principles (GAAP).

All intercompany transactions and balances within the Company have been eliminated for the periods presented. To the extent that an asset, liability, revenue or expense is directly associated with the Company, it is reflected in the Combined Financial Statements on a historical cost basis which includes the estimated fair value of the Equipment Installment-Plan (EIP) trade-in right guarantee liability.

AT&T Inc. and AT&T Mobility provided certain corporate services to the Company and costs associated with these services have been allocated to the Company. These allocations include costs related to corporate services, such as executive management, information technology, legal, finance and accounting, investor relations, human resources, risk management, tax, treasury and other services. The costs of such services have been allocated to the Company based on the most relevant allocation method to the service provided. Management believes such allocations are reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an independent Company for the periods presented. Refer to Note 7 for further detail regarding these allocations.

Net parent investment represents AT&T’s interests in the recorded net assets of the Company. The net investment balance represents the cumulative net investment by AT&T in the Company through the periods presented, including any prior net loss or comprehensive income (loss) attributed to the Company. Certain transactions between the Company and other related parties, including allocated expenses, are also included in and reflected as a change in parent’s net parent investment in the Combined Balance Sheets.

The Company’s cash is managed centrally through bank accounts controlled and maintained by AT&T. Accordingly, cash held by AT&T at the corporate level was not attributable to the Company for any of the periods presented.

The results of operations, financial position and cash flows of the Company presented in these Combined Financial Statements may not be indicative of what they would have been had the Company actually been an independent stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reflected in the financial statements and accompanying

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

notes. The Company bases its estimates on experience, where applicable, and other assumptions management believes are reasonable under the circumstances. Actual results could differ from those estimates under different assumptions or conditions, and such differences could be material. Estimates are used when accounting for items such as revenues, allowance for doubtful accounts, useful lives of property, plant and equipment, present value of operating lease liabilities, asset impairments, goodwill impairments, inventory reserves, guarantee liability, allocations, evaluation of minimum lease terms for operating leases and deferred income taxes, including tax valuation allowances.

Accounts Receivable

Accounts receivable consists principally of trade accounts receivable from customers and is generally unsecured and due within 30 days. Expected credit losses on accounts receivable are recorded as an allowance for doubtful accounts in the Combined Balance Sheets.

Allowance for Doubtful Accounts

The Company records expense to maintain an allowance for doubtful accounts for estimated losses that result from the failure or inability of customers to make required payments deemed collectable from the customer when the service was provided or product was delivered. When determining the allowance, the probability of recoverability of accounts receivable based on past experience is considered, taking into account current collection trends as well as general economic factors, including bankruptcy rates. Credit risks are assessed based on historical write-offs, net of recoveries. Accounts receivable may be fully reserved for when specific collection issues are known to exist, such as pending bankruptcy or catastrophes.

Notes Receivable

Notes receivable consist of equipment installment-plan (EIP) trade receivables due from customers under contracts over a period of up to 30 months. EIP amounts due within 30 days are recorded in accounts receivable, with the remaining short-term portion of the notes receivable net of the short-term allowance reported within other current assets. The long-term portion of the notes receivable net of the allowance is reported under other non-current assets.

As of September 30, 2020 and December 31, 2019, gross EIP receivables of $127,482 and $127,115, respectively, were included in the Combined Balance Sheets, of which $6,965 and $8,237 are notes receivable that are included in “Accounts receivable, net of allowance for doubtful accounts.” The remaining current portion of EIP receivables recorded in “Prepaid expenses and other current assets” in the Combined Balance Sheets was $71,090 and $74,961, respectively, with the long-term portion of $49,427 and $43,917 included in “Other assets.” The current portion of the related reserves recorded in “Prepaid expenses and other current assets” in the Combined Balance Sheets was $3,895 and $4,316, respectively, with the long-term portion of $3,632 and $3,128 included in “Other assets.”

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Inventories

Inventories consist principally of wireless devices and accessories and are valued at the lower of cost, using the model-specific identification method, or net realizable value. The Company maintains inventory valuation reserves for obsolete and slow-moving inventory. These reserves are determined based on analysis of inventory aging. The Company records sales of inventories under the average cost method.

Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. The cost of additions and substantial improvements is capitalized and includes internal compensation costs for these projects. The cost of maintenance and repairs is charged to operating expenses. Property, plant and equipment costs are depreciated using the straight-line method over their estimated useful lives. The cost of maintenance and repairs is charged to operating expenses. Leasehold improvements, including cell site acquisition and other site construction improvements, are depreciated over the shorter of estimated useful lives or lease terms that are reasonably assured. Depreciation lives may be accelerated due to changes in technology or other industry conditions. Upon sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized and included in “Cost of services.” See Note 3.

Property, plant and equipment is reviewed for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. The Company recognizes an impairment loss when the carrying amount of a long-lived asset is not recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.

The Company has certain legal asset retirement obligations related to network infrastructure, principally tower assets. These legal obligations include obligations to remediate leased land on which the Company’s network infrastructure assets are located. The fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred if a reasonable estimate of fair value can be made. In periods subsequent to initial measurement, the Company recognizes period-to-period changes in the liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate. The increase in the carrying value of the associated long-lived asset is depreciated over the corresponding estimated economic life.

Intangible Assets

Intangible assets consist of Federal Communications Commission (FCC) spectrum licenses and the excess of consideration paid over the fair value of net assets acquired in business combinations (goodwill). The FCC licenses provide the Company with the exclusive right to utilize a certain radio frequency spectrum to provide wireless communications services. While FCC licenses are issued for only a fixed time (generally ten years), renewals of FCC licenses have occurred routinely and at nominal cost. Moreover, the Company determined there are currently no legal, regulatory, contractual, competitive, economic or other factors limiting the useful lives of its FCC licenses and therefore treats the FCC

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

licenses as indefinite-lived intangible assets. The Company believes it will be able to meet all requirements necessary to secure renewal of its FCC licenses. The Company tests its FCC licenses for impairment on an annual basis. There were no impairments in any period presented. The Combined Financial Statements include additional FCC licenses recorded at $16,395 as of September 30, 2020 and December 31, 2019, that are owned by AT&T Mobility and would be included in the sale.

Goodwill in these carve-out Combined Financial Statements was allocated based on the historical goodwill established when the Company made an election to “pushdown” to the AMPR legal entity as part of the acquisition of Centennial in 2009. This historical goodwill represents the excess of purchase price from the value of identifiable acquired assets and liabilities at that time. Carve-out financial statements require the Company to utilize legal entity financial statements, when available, as the starting point for presentation of the Combined Balance Sheets and Combined Statements of Operations.

Advertising Costs

Costs for advertising, including amounts allocated from AT&T Mobility, are expensed as incurred. During the three and nine months ended September 30, 2020, total advertising expenses were $3,777 and $10,150, respectively. During the three and nine months ended September 30, 2019, total advertising expenses were $5,008 and $12,026, respectively.

Financial Instruments

The carrying amounts of cash, accounts receivable, EIP receivables, accounts payable and accrued liabilities, advanced billing and customer deposits, and other current liabilities are reasonable estimates of their fair values due to the short-term nature of these instruments.

The EIP trade-in right guarantee liability is initially recorded at estimated fair value. The estimated fair value is based on remaining installment payments expected to be collected, adjusted for the expected timing and value of device trade-ins, and is subsequently carried at the lower of cost or net realizable value. The estimated value of the trade-in device considers prices offered to the Company by independent third parties that contemplate changes in value after the launch of a device model. The fair value measurements used are considered Level 3 under the Fair Value Measurement and Disclosure Framework.

As of December 31, 2019, the current portion of the trade-in right guarantee liability reflected in “Accounts payable and accrued liabilities” in the Combined Balance Sheets was $335, and the long-term portion of the guarantee reflected in “Other long-term liabilities” was $162. As of September 30, 2020, there were no current or long-term guaranteed liability balances.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Comprehensive Income (Loss)

Comprehensive income (loss) for the Company is the same as net income (loss) for all periods presented.

Pending Accounting Standards

Credit Loss Standard

In June 2016, the FASB issued Accounting Standards Update ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (ASU 2016-13, as amended), which replaces the incurred loss impairment methodology under current GAAP. ASU 2016-13 affects trade receivables, loans, and other financial assets that are not subject to fair value through net income, as defined by the standard. The amendments under ASU 2016-13 will be effective as of January 1, 2023 and interim periods within that year. The Company is evaluating the impact of ASU 2016-13 on the Combined Financial Statements.

Income Taxes

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (ASU 2019-12), which is expected to simplify income tax accounting requirements in areas deemed costly and complex. The amendments under ASU 2019-12 will be effective as of January 1, 2022 for annual periods and January 1, 2023 for interim periods, with early adoption permitted in its entirety as of the beginning of the year of adoption. At adoption, the guidance allows for modified retrospective application through a cumulative effect adjustment to retained earnings. The Company is evaluating the impact of ASU 2019-12 on the Combined Financial Statements.

Subsequent Events

In preparing the Combined Financial Statements, management reviewed all known events that have occurred after September 30, 2020, and through November 20, 2020, the date the Combined Financial Statements were available for issuance, for inclusion in the Combined Financial Statements and footnotes.

As discussed in Note 1, AT&T completed the sale of the Company to Liberty Latin America Ltd. on October 31, 2020 for cash proceeds of $1.95 billion subject to customary closing adjustments. No other events or transactions were identified during this period that required recognition or disclosure in the Combined Financial Statements.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

3. Property, Plant and Equipment

Property, plant and equipment is summarized as follows:

	Estimated Useful Lives (in Years)	September 30 2020	December 31 2019

Land	—	$2,311	$2,311
Buildings and building improvements	10–44	223,032	213,784
Operating and other equipment	5–12	1,185,766	1,167,500
Under construction	—	28,227	31,066

		1,439,336	1,414,661
Less accumulated depreciation		772,238	719,205

Property, plant and equipment, net		$667,098	$695,456

The net book value of assets recorded under finance leases was $3,972 and $4,247, at September 30, 2020 and December 31, 2019, respectively. These finance leases principally relate to communications towers and other operating equipment. Amortization of assets recorded under finance leases is included in depreciation expense.

Tower Transaction

In December 2013, AT&T completed a transaction with Crown Castle International Corp. (Crown Castle) in which Crown Castle gained the exclusive rights to lease and operate 32 wireless towers owned by the Company for which the Company received $17,369 in cash. Under the terms of the sale, Crown Castle has exclusive rights to lease and operate the Company towers over various terms with an average length of approximately 28 years. The Company subleases space on the towers from Crown Castle for an initial term of 10 years at current market rates, subject to optional renewals in the future.

Management determined the Company’s continuing involvement with the Crown Castle tower assets prevented it from achieving sale-leaseback accounting for the transaction, and it accounted for the cash proceeds from Crown Castle as a financing obligation in its Combined Balance Sheets. At September 30, 2020 and December 31, 2019, the Company’s long-term portion of the obligation reflected in “Other long-term liabilities” in the Combined Balance Sheets was $14,277 and $14,619, respectively, and its short-term portion of the obligation reflected in “Accounts payable and accrued liabilities” was $452 and $440, respectively. The Company records interest on the financing obligation using the effective interest rate method at an annual rate of approximately 0.6%. The financing obligation is increased by interest expense and estimated future net cash flows generated and retained by Crown Castle from operation of the tower sites, and reduced by contractual payments. The Company continues to include its tower assets in “Property, plant and equipment, net” in the Combined Balance Sheets and depreciates them

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

accordingly. At September 30, 2020 and December 31, 2019, its tower assets had a net book value of $488 and $533, respectively. During the three and nine months ended September 30, 2020 and 2019, the depreciation expense for these assets were $15 and $45, respectively.

4. Leases

The Company enters into operating and finance leases for certain facilities and equipment used in operations. As of September 30, 2020, these leases have remaining lease terms of 1 to 15 years. Certain real estate operating leases contain renewal options that may be exercised, while other leases include options to terminate the leases within one year.

Upon adoption of ASC 842 on January 1, 2019, the Company recognized a right-of-use asset for both operating and finance leases and an operating lease liability that represents the present value of the obligation to make payments over the lease term. The present value of the lease payments is calculated using the incremental borrowing rate for operating and finance leases, which was determined using a portfolio approach based on the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The Company uses the unsecured borrowing rate and risk adjusts that rate to approximate a collateralized rate in the currency of the lease, which is updated on a quarterly basis for measurement of new lease obligations.

The components of lease expense are as follows:

	Three months ended September 30		Nine months ended September 30
	2020	2019	2020	2019

Operating lease cost	$12,933	$12,087	$35,982	$34,813

Finance lease cost
Amortization of right-of-use assets	$152	$149	$481	$432
Interest on lease obligations	169	178	515	543

Total finance lease cost	$321	$327	$996	$975

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Supplemental balance sheet information related to leases is as follows:

	September 30 2020	December 31 2019
Operating Leases
Operating lease right-of-use assets	$213,092	$204,544

Current portion of lease obligations	$27,839	$27,277
Long-term lease obligations	201,815	195,077

Total operating lease obligation	$229,654	$222,354

Finance Leases
Property, plant and equipment, at cost	$7,949	$7,949
Accumulated depreciation and amortization	(3,977)	(3,702)

Property, plant and equipment, net	$3,972	$4,247

Current portion of lease obligations	$692	$648
Long-term lease obligations	11,347	11,872

Total finance lease obligation	$12,039	$12,520

Weighted-Average Remaining Lease Term
Operating leases	8.3 years
Finance leases	11.9 years

Weighted-Average Discount Rate
Operating leases	4.4%
Finance leases	5.7%

Future minimum maturities of lease obligations as of September 30, 2020, are as follows:

	Operating Leases	Finance Leases
Remainder of 2020	$10,547	$333
2021	39,623	1,353
2022	36,569	1,378
2023	33,520	1,451
2024	31,027	1,510
Thereafter	129,060	10,787

Total minimum payments	280,346	16,812

Less lease imputed interest and executory costs	50,692	4,773

Total lease obligations	$229,654	$12,039

In addition to the future minimum rental obligations presented in the table above, the future minimum payments under the sublease arrangements as described in the Tower Transactions section are $205 for the remainder of 2020, $838 for 2021, $855 for 2022, $872 for 2023, $889 for 2024, and $18,154 thereafter. See Note 3.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Supplemental disclosures for cash flows related to operating leases:

	Nine months ended September 30
	2020	2019
Cash Flows from Operating Activities
Cash paid for amounts included in the measurement of lease obligations
Operating cash flows from operating leases	$31,115	$29,000

Supplemental Lease Cash Flow Disclosures
Operating lease right-of-use assets obtained in exchange for new operating lease obligations	$38,498	$49,894

Rental expense under operating leases for the three and nine months ended September 30, 2020 were $11,997 and $37,129, respectively. Rental expense under operating leases for the three and nine months ended September 30, 2019 were $11,941 and $33,654, respectively.

5. Revenue Recognition

Wireless, Wireline and Equipment Revenue

The Company offers service-only contracts and contracts that bundle equipment used to access the services and/or with other service offerings. Some contracts have fixed terms and others are cancellable on a short-term basis (e.g., month-to-month arrangements).

Example of service revenues include wireless and legacy voice and data (e.g. traditional local and long-distance). These services represent a series of distinct services that are considered a separate performance obligation. Wireless service revenue is recognized when services are provided, based upon either usage (e.g., minutes of traffic/bytes of data processed) or period of time (e.g., monthly service fees).

In evaluating whether the equipment is a separate performance obligation, management considers the customer’s ability to benefit from the equipment on its own or together with other readily available resources and if so, whether the service and equipment are separately identifiable (i.e., is the service highly dependent on, or highly interrelated with, the equipment). When equipment is a distinct performance obligation, the Company records the sale of equipment when title has passed to and the products are accepted by the customer. For devices sold through indirect channels (e.g., national dealers), revenue is recognized when the dealer accepts the device, not upon activation.

The Company records the sale of equipment to customers as gross revenue when AT&T Mobility is the principal in the arrangement, when there are no further requirements to perform, when title is passed and when the products are accepted by customers. Shipping and handling costs for wireless devices sold to agents and other third-party distributors are classified as costs of equipment sales.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

The Company’s equipment and service revenues are predominantly recognized on a gross basis, as most services do not involve a third party and AT&T Mobility typically controls the equipment that is sold to customers.

Revenue recognized from fixed term contracts that bundle services and/or equipment is allocated based on the standalone selling price of all required performance obligations of the contract (i.e., each item included in the bundle). Promotional discounts are attributed to each required component of the arrangement, resulting in recognition over the contract term.

Standalone selling prices are determined by assessing prices paid for service-only contracts (e.g., arrangements where customers bring their own devices) and standalone device pricing.

AT&T Mobility offers the majority of customers the option to purchase certain wireless devices in installments over a specified period of time, and in many cases, they may be eligible to trade in the original equipment for a new device and have the remaining unpaid balance paid or settled. For customers that elect these equipment installment payment programs, at the point of sale the Company recognizes revenue for the entire amount of revenue allocated to the customer receivable net of fair value of the trade-in right guarantee. The difference between the revenue recognized and the consideration received is recorded as a note receivable when the devices are not discounted and the Company’s right to consideration is unconditional. When installment sales include promotional discounts (e.g., “buy one get one free”), the difference between revenue recognized and consideration received is recorded as a contract asset to be amortized over the contract term.

Less commonly, AT&T Mobility offers certain customers highly discounted devices when they enter into a minimum service agreement term. For these contracts, the Company recognizes equipment revenue at the point of sale based on a standalone selling price allocation. The difference between the revenue recognized and the cash received is recorded as a contract asset that will amortize over the contract term.

AT&T Mobility’s contracts allow for customers to frequently modify their arrangement, without incurring penalties in many cases. When a contract is modified, the Company evaluates the change in scope or price of the contract to determine if the modification should be treated as a new contract or if it should be considered a change of the existing contract. The Company generally does not have significant impacts from contract modifications.

The Company records revenue reductions for estimated future adjustments to customer accounts, other than bad debt expense, at the time revenue is recognized based on historical experience. Cash incentives given to customers are recorded as a reduction of revenue. Nonrefundable, upfront service activation and setup fees associated with service arrangements are deferred and recognized over the associated service contract period or customer life.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

For contracts that involve the bundling of services, revenue is allocated to services and goods based on their standalone selling price, subject to the requirement that revenue recognized is limited to the amounts received from the customer that are not contingent upon the delivery of additional products or services to the customer in the future.

Deferred Customer Contract Acquisition Costs

Costs to acquire customer contracts, including commissions on service activations for the Company’s wireless service, are deferred and amortized over the contract period or expected customer relationship life. AT&T Mobility extended the expected customer relationship life from 36 to 39 months in the 2nd quarter of 2020. For contracts with an estimated amortization period of less than one year, the Company expenses incremental costs immediately.

The Company’s deferred customer contract acquisition costs were $28,873 and $29,502 as of September 30, 2020 and December 31, 2019, respectively. Included in this amount is $16,841 and $17,344 in “Prepaid expenses and other current assets,” and $12,032 and $12,158 included in “Other assets” in the Combined Balance Sheets.

For the three and nine months ended September 30, 2020, the Company amortized $4,917 and $14,491, respectively, of contract acquisition costs included in “Selling, general and administrative” in the Combined Statements of Operations. For the three and nine months ended September 30, 2019, the Company amortized $3,623, and $11,247, respectively, of contract acquisition costs included in “Selling, general and administrative” in the Combined Statements of Operations.

Contract Assets and Liabilities

A contract asset is recorded when revenue is recognized in advance of the Company’s right to bill and receive consideration (i.e., the Company must perform additional services or satisfy another performance obligation in order to bill and receive consideration). The contract asset will decrease as services are provided and billed. When consideration is received in advance of the delivery of goods or services, a contract liability is recorded. Reductions in the contract liability will be recorded as the Company satisfies the performance obligations.

The contract assets recorded as of September 30, 2020 and December 31, 2019, were $31,413 and $21,471, respectively. The current portion of $19,513 and $13,840 is included in “Prepaid expenses and other current assets,” and the long-term portion of $11,900 and $7,631 is included in “Other assets.”

The contract liabilities recorded as of September 30, 2020 and December 31, 2019 were $9,912 and $9,454, respectively. The current portion of $5,962 and $4,897 is included in “Advanced billings and customer deposits” and the long-term portion of $3,950 and $4,557 is included in “Other long-term liabilities.”

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

6. Concentrations of Risk

The Company relies on AT&T Mobility or its affiliates’ roaming agreements with other wireless carriers to permit the Company’s customers to use other wireless carriers’ networks in areas not covered by the Company’s network or by AT&T Mobility’s or its affiliates’ networks. If these carriers decide not to continue those agreements due to a change in ownership or other circumstances, a loss of service in certain areas and loss of revenues and/or customers could occur.

Although AT&T Mobility attempts to maintain multiple vendors to the extent practical, the device inventory and network infrastructure equipment, which are important components of its operations, are acquired from a few sources. If the suppliers are unable to meet AT&T Mobility’s needs as it continues to build out and upgrade the network infrastructure and sell services and devices, delays and increased costs in the expansion of the network infrastructure could adversely affect operating results.

Financial instruments that could potentially subject the Company to credit risks consist principally of trade accounts receivable and EIP receivables. Concentrations of credit risk with respect to these receivables are limited due to the composition of the customer base, which includes a large number of individuals and businesses. No single customer accounted for more than 10% of revenues in any period presented, except for AT&T Mobility and its affiliates, which were provided roaming services by the Company. See Notes 2 and 7.

7. Related-Party Transactions

Due to/from AT&T Inc.

In March 2016, Beach entered into a Revolving Credit Note (Note) with a current limit of five hundred million dollars with AT&T Inc. Interest accrues on the outstanding principal balance on a daily basis. The rate is calculated on a monthly basis and is equal to a weighted average (based on investment balances) of the following: (1) each daily overnight AT&T Inc. money market rate for such month and (2) the monthly rate(s) earned by any money manager(s) used by AT&T Inc. during such month. The weighted average interest rates were 0.07% and 0.51% for the three and nine months ended September 30, 2020, respectively. The weighted average interest rates were 2.15% and 2.25% for the three and nine months ended September 30, 2019, respectively. Interest is receivable or payable monthly on the last business day of each month. Unpaid interest is added to the total revolver balance. During the three and nine months ended September 30, 2020, the Combined Statements of Operations include net interest income in “Interest income (expense), net” of $126 and $2,527, respectively, for this Note. During the three and nine months ended September 30, 2019, the Combined Statements of Operations include net interest income in “Interest income (expense), net” of $1,779 and $5,488, respectively, for this Note.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

In May 2017, AMPR entered into a Note up to one billion dollars with AT&T Inc. In January 2018, the Note was amended to revise the available line up to two billion dollars. Interest will accrue on the outstanding principal balance daily equal to the Prime Rate as published in the Wall Street Journal. Prior to July 1, 2019, the rate reset on the first day of January and July of each calendar year. The weighted average interest rate was 5.50% for the first half of 2019. Interest is receivable or payable monthly on the last business day of each month. Unpaid interest is added to the total revolver balance. On July 1, 2019, the $1,206,782 that was due to AT&T Inc. was contributed from AT&T Inc., through various subsidiaries, to Beach. A corresponding intercompany note for this balance was entered into between AMPR and Beach, the related amounts of which were eliminated in the Combined Financial Statements.

On July 1, 2019, AMPR entered into a new Note up to five hundred million dollars with AT&T Inc. Interest will accrue on the outstanding principal balance daily equal to the Prime Rate as published in the Wall Street Journal. The weighted average interest rates were 0.07% and 0.58% for the three and nine months ended September 30, 2020, respectively. The weighted average interest rate was 2.77% for both the three and nine months ended September 30, 2019. Interest is receivable or payable monthly on the last business day of each month. For the three and nine months ended September 30, 2020, the Combined Statements of Operations include net interest income in “Interest income (expense), net” of $94 and $(146), respectively, for this Note. For both the three and nine months ended September 30, 2019, the Combined Statements of Operations includes net interest income in “Interest income (expense), net” of $91 for this Note.

In May 2017, AMVI entered into a Note up to seventy-five million dollars with AT&T Inc. Interest accrues on the outstanding principal balance on a daily basis. The rate is calculated on a monthly basis and is equal to a weighted average (based on investment balances) of the following: (1) each daily overnight AT&T Inc. money market rate for such month and (2) the monthly rate(s) earned by any money manager(s) used by AT&T Inc. during such month. The weighted average interest rates for this note were 0.07% and 0.51% for the three and nine months ended September 30, 2020, respectively. The weighted average interest rates for this note were 2.15% and 2.25% for the three and nine months ended September 30, 2019, respectively. Interest is receivable or payable monthly on the last business day of each month. Unpaid interest is added to the total revolver balance. During the three and nine months ended September 30, 2020, the Combined Statements of Operations include net interest income in “Interest income (expense), net” of $6 and $119, respectively, for this Note. During the three and nine months ended September 30, 2019, the Combined Statements of Operations include net interest income in “Interest income (expense), net” of $178 and $524, respectively, for this Note.

Allocations

AT&T Mobility provides substantially all operating services to the Company, which includes network interconnection and switching, long distance, network operations, customer service, finance and accounting, information technology, and sales and marketing. Such services are charged to the Company at AT&T Mobility’s direct cost or are allocated primarily based on network usage, end of period subscribers, gross customer additions and/or customer service call volumes. Allocation factors are modified periodically to align costs with services received. Such changes are recognized prospectively in the Combined Statements of Operations. For the three and nine months ended September 30, 2020, the

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Combined Statements of Operations include cost of services of $43,467 and $111,192 respectively, and selling, general and administrative expenses of $22,660 and $76,227, respectively, allocated from AT&T Mobility. For the three and nine months ended September 30, 2019, the Combined Statements of Operations include cost of services of $38,719 and $117,387 respectively, and selling, general and administrative expenses of $26,814 and $86,886, respectively, allocated from AT&T Mobility. These allocations may not be indicative of the actual expenses the Company would have incurred as a separate stand-alone company or of the costs that would be incurred in the future.

Other Affiliated Costs

Effective January 1, 2008, as amended, AMPR entered into a sublicense agreement with Beach, which is licensed by AT&T Intellectual Property II, L.P., the owner of the AT&T service marks, to utilize those service marks on licensed products and services. Under the terms of the sublicense agreement, the Company pays a royalty fee to AT&T Inc. for the use of those assets in the conduct of its business. The royalty fee is calculated by applying a 4% royalty rate to total revenues of AMPR and AMVI. Royalty fees of $739 and $2,176 for the three and nine months ended September 30, 2020, respectively, are included in “Selling, general and administrative” in the Combined Statements of Operations. Royalty fees of $791 and $2,288 for the three and nine months ended September 30, 2019, respectively, are included in “Selling, general and administrative” in the Combined Statements of Operations. The royalty fees were suspended for AMPR for 24 months beginning in the 2nd quarter of 2018. During the 3rd quarter of 2020, this suspension was extended through October 31, 2020.

The Company is reimbursed for certain cost incurred for the benefit of an affiliate, DIRECTV (DTV). The Company’s “Due from AT&T Inc.” balance in the Combined Balance Sheets included $4,309 and $13,524 at September 30, 2020 and December 31, 2019, respectively, for amounts to be paid by DTV.

Intracompany Voice Roaming

The Company is operated as part of a single wireless system in connection with certain affiliated wireless systems outside of the Company’s market. The Company earned outcollect revenue from affiliated entities, included in “Service revenues,” of $3,607 and $9,322 for the three and nine months ended September 30, 2020, respectively, for wireless services provided to customers from other affiliates. The Company earned outcollect revenue from affiliated entities, included in “Service revenues,” of $2,776 and $8,418 for the three and nine months ended September 30, 2019, respectively, for wireless services provided to customers from other affiliates.

The Company was charged incollect expense by affiliated entities, included in “Cost of services,” of $5,626 and $16,361 for the three and nine months ended September 30, 2020, respectively, for wireless service provided to the Company’s customers by other affiliates. The Company was charged incollect expense by affiliated entities, included in “Cost of services,” of $5,497 and $16,337 for the three and nine months ended September 30, 2019, respectively, for wireless service provided to the Company’s customers by other affiliates.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Data Cost Sharing

The Company incurs costs in delivering data services to other AT&T Mobility affiliates’ customers over the Company’s network. Additionally, AT&T Mobility affiliates incur costs in delivering data services to the Company’s customers over their networks.

The Company applies a process whereby these costs are allocated between AT&T Mobility affiliates and are reflected as either an increase or decrease in cost of services depending on the respective affiliates’ customer data usage volumes. The amounts allocated are based upon a rate per data kilobyte which was determined through an analysis of operating expenses associated with providing a data kilobyte. The Company recorded $1,921 and $5,910 in net data usage expense reductions for the three and nine months ended September 30, 2020, respectively, which are reflected in “Cost of services”. The Company recorded $4,527 and $11,544 in net data usage expense reductions for the three and nine months ended September 30, 2019, respectively, which are reflected in “Cost of services”.

8. Income Taxes

As of September 30, 2020 the Company reported net deferred tax liabilities of $343,288 (netted with U.S. Virgin Islands deferred tax assets of $2,530 within “Other Assets”), and as of December 31, 2019 the Company reported net deferred tax liabilities of $341,989 (netted with U.S. Virgin Islands deferred tax assets of $2,938 within “Other Assets”).

Income tax expense is comprised of the following components:

	Three months ended September 30		Nine months ended September 30
	2020	2019	2020	2019
Federal
Current	$6,423	$7,004	$15,860	$4,811
Deferred	(4,314)	(3,115)	(7,321)	(114)

	$2,109	$3,889	$8,539	$4,697

Foreign
Current	$(3,497)	$(9,203)	$(4,287)	$(23,315)
Deferred	5,176	9,227	8,619	24,104

	$1,679	$24	$4,332	$789

Total	$3,788	$3,913	$12,871	$5,486

The recorded income tax expense results in an effective tax rate of 24.6% and 21.1% for the three months ended September 30, 2020 and 2019, respectively, primarily related to valuation allowance impacts of foreign branch basket tax assets. The recorded income tax expense results in an effective tax rate of 22.8% and 21.6% for the nine months ended September 30, 2020 and 2019, respectively, primarily related to valuation allowance impacts of foreign branch basket tax assets.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

9. Pension and Postretirement Benefits

Substantially all employees attributable to the Company are covered by one of AT&T’s noncontributory pension and death benefit plans and as such, a portion of these expenses associated with these programs is included in the Company’s results of operations. However, the Combined Balance Sheet does not include any AT&T postemployment retirement obligation related to the noncontributory pension programs. Total directly attributed costs of these plans included in “Cost of services” and “Selling, general and administrative” in the Combined Statements of Operations are $236 and $708 for the three and nine months ended September 30, 2020, respectively. Total directly attributed costs of these plans included in “Cost of services” and “Selling, general and administrative” in the Combined Statements of Operations are $330 and $989 for the three and nine months ended September 30, 2019, respectively.

Contributory Savings Plans

Substantially all employees are eligible to participate in contributory saving plans sponsored by AT&T. Under the savings plans, AT&T matches a stated percentage of eligible employee contributions, subject to a specified ceiling which is charged to the Company. The Company’s allocated amount related to these savings plans was $706 and $2,371 for the three and nine months ended September 30, 2020, respectively. The Company’s allocated amount related to these savings plans were $476 and $1,885 for the three and nine months ended September 30, 2019, respectively.

10. Regulatory Developments

During 2005, the Company began participating in the High Cost Program of the Universal Service Fund (the USF Program) as an eligible telecommunications carrier (ETC). With the designation as an ETC participant, the Company qualified for the receipt of funds under the USF Program. The funds are administered by the Universal Service Administrative Company (USAC).

The funding is intended to reduce the costs of providing telephone service in areas that may be characterized by dense terrain, low populations, or other factors that would contribute to high fixed costs of building and operating a telecom network. The Program was established to ensure that consumers have access to and pay rates for telecommunications services that are reasonably comparable to those services provided and rates paid in urban areas. The Company received $8,484 and $22,659 in program funding for the three and nine months ended September 30, 2020, respectively. The Company received $7,089 and $21,264 in program funding for the three and nine months ended September 30, 2019, respectively. These payments from USAC are reflected as a reduction of “Cost of services” in the Combined Statements of Operations.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

In November 2011, the FCC released an order to phase out the USF Program such that there was to be no USF Program funding support beginning July 2016. However, due to the FCC failing to meet certain milestones in the adoption of a replacement to the USF Program, the funding step-down component of the USF Program phase-out was set at 60% of the 2011 funding levels effective July 1, 2014, and will remain at that level until the FCC completes certain actions in adopting a replacement to the USF Program.

11. Commitments and Contingencies

Commitments

As of September 30, 2020 and December 31, 2019, the Company had no purchase commitments in excess of normal requirements or at prices that were in excess of market at those dates.

Contingencies

The Company is subject to claims arising in the ordinary course of business involving allegations of personal injury, breach of contract, anti-competitive conduct, employment law issues, regulatory matters and other actions. In management’s opinion, although the outcomes of these proceedings are uncertain, they should not have a material adverse effect on the Company’s combined financial position, results of operations or cash flows.

12. Additional Financial Information

	Three months ended September 30		Nine months ended September 30
	2020	2019	2020	2019
Combined Statements of Operations
Revolving credit note AT&T Inc.	$38	$1,871	$2,791	$(27,469)
Finance leases interest	(169)	(178)	(515)	(543)
Construction-in-progress interest	365	387	864	1,626
Affiliate interest income	321	664	1,473	1,885
Other interest	(25)	(25)	(75)	(76)

Interest income (expense), net	$530	$2,719	$4,538	$(24,577)

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

	Three months ended September 30		Nine months ended September 30
	2020	2019	2020	2019
Combined Statements of Cash Flows
Cash paid during the period for:
Interest income (expense), net of amounts capitalized	$530	$2,719	$4,538	$(24,577)

Income taxes, net of refunds	$—	$—	$—	$—